Exhibit 99.1

CONKWEST ANNOUNCES $50M IN STRATEGIC INVESTMENTS AND APPOINTS NANTWORKS FOUNDER, DR. PATRICK SOON-SHIONG AS CO-CHAIRMAN OF THE BOARD

SAN DIEGO (December 24, 2014) —Conkwest, Inc., the Natural Killer Cell Company of the West, developing the proprietary Natural Killer (NK) cell-line platform, Neukoplast® (NK-92™) as an immuno-oncology therapeutic, announces that Dr. Patrick Soon-Shiong, NantWorks founder, physician scientist and biotechnology entrepreneur, has entered into a definitive agreement to purchase approximately $48 million of the Company’s Class A Common Stock. In connection with the investment, he will be named Co-Chairman of the Conkwest Board of Directors. An additional $2 million of Class A Common Stock is being purchased separately by Sorrento Therapeutics, Inc. (NASDAQ: SRNE).

Both transactions are expected to close today and are being made in private placements in reliance upon available exemptions from the registration requirements of the Securities Act of 1933, as amended, in accordance with Section 4(a)(2) of such Act and Regulation D thereunder. The shares of Class A Common Stock have not been registered under the Act or under any state securities laws and are subject to restrictions on transfer.

“The collaborations between NantWorks and Sorrento and between Sorrento and Conkwest offer access to state-of-the-art technologies, capabilities and expertise that are synergistic and will enable the accelerated development of many potent and novel cancer immunotherapies,” said Dr. Soon-Shiong, founder and CEO of NantWorks. “We look forward to contributing to this close and supportive collaboration with the shared goal of providing much-needed treatments for patients suffering from malignant disorders with significant unmet need.”

“Immunotherapy is one of the most powerful next-generation platforms added to our war against cancer. Integration of Nantomics advanced proteomics platform with the power of Sorrento’s fully human antibody libraries and Conkwest’s natural killer cell-lines is expected to enable an approach to attack tumors and their micro-metastases in a manner never before addressed. NantWorks ‘GMP in a Box’ cell production methods, together with the company’s proprietary means of gene transfer without the need of lentivirus insertion is expected to enable the next generation of NK based immunotherapy to emerge” he said.

“Conkwest has made significant strides in demonstrating the safety and anti-cancer activity of our proprietary Neukoplast cell-lines in both preclinical and Phase 1 clinical trials,” said Dr. Barry J. Simon, President and CEO of Conkwest. “The addition of Dr. Soon-Shiong, the inventor of Abraxane, as Co-Chairman of the Board, together with his investment in our company and collaborations with NantWorks and Sorrento, will underpin Conkwest’s ability to develop and commercialize our natural killer cell-line platform re-engineered to express CARs as next-generation CAR-TNK™ Neukoplast products. Our goal is to deliver a variety of safe, off-the-shelf CAR-TNK cell therapies that address the most prevalent mutations found across many types of cancer.”

“Dr. Soon-Shiong’s investment in Conkwest strengthens Sorrento’s existing partnership with NantWorks and Conkwest”, said Dr. Henry Ji, President and CEO of Sorrento. “We believe the combination of NantWorks’ knowledge in genomic and molecular profiling of cancer patients with Sorrento’s antibody technology expertise and Conkwest’s proprietary Neukoplast cell-lines will accelerate and streamline the development efforts of our next generation stable CAR-TNK cell-lines.”

Noble Life Science Partners and Palladium Capital Advisors, LLC acted as financial advisors to Conkwest.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

About Conkwest

Conkwest is an innovative immuno-oncology company that is developing and commercializing a portfolio of highly potent and selective cellular therapies for the treatment of cancers and serious viral infections. Conkwest’s products are based on its proprietary cancer-killing cell-line, Neukoplast (also known as NK-92), the only known cell-line that can be commercialized as a direct, scalable, off-the-shelf, cancer-killing product. Neukoplast recognizes, binds and directly kills cells expressing stress ligands such as LFA-3, Heparin Sulfate, ICAM-1 and other stress induced proteins commonly found on cancers and virally infected cells. It has demonstrated broad anti-cancer activity both in vitro and in human clinical trials while sparing patients from the serious adverse reactions often seen with CAR-T based therapies. Cancer patients have been treated in Phase 1 clinical trials at Rush University, Frankfurt AM Main, Princess Margaret Hospital and University of Pittsburgh Cancer Institute, and preparations for the first U.S. Phase 2 trial in Merkel cell carcinoma are currently underway. Conkwest’s universal antibody-targeted CD16-Neukoplast, a reengineered product that expresses both the high-affinity version of FcgammaR3 (CD16) and ER-IL2 to efficiently target therapeutic monoclonal antibodies such as Rituxan®, Herceptin® and Erbitux®, is presently in the preclinical stage of development. Conkwest also commercializes Neukopanel®, an NK-92 based bioassay panel for the screening and qualification of therapeutic monoclonal antibody products, with revenue bearing licenses to many well-known large pharma and biotechnology companies.

About NantWorks

NantWorks, LLC, founded by renowned physician scientist and inventor of the first human nanoparticle chemotherapeutic agent Abraxane®, Dr. Patrick Soon-Shiong, is the umbrella organization for the following entities: NantHealth, NantMobile, NantMedia, NantOmics, NantBioScience, NantBioCell, NantPharma, NantCapital and NantCloud. Fact-based and solution-driven, each of NantWorks’ division entities operates at the nexus of innovation and infrastructure. The core mission of NantWorks is convergence: to develop and deliver a diverse range of technologies that accelerates innovation, broaden the scope of scientific discovery, enhance groundbreaking research, and improve healthcare treatment for those in need. NantWorks is building an integrated fact-based, genomically-informed, personalized approach to the delivery of care and the development of next generation diagnostics and therapeutics.

About Sorrento Therapeutics, Inc.

Sorrento is an oncology company developing new treatments for cancer and associated pain. Sorrento’s most advanced asset Cynviloq™, the next-generation nanoparticle paclitaxel, commenced its registrational trial in March 2014 and is being developed under the abbreviated 505(b)(2) regulatory pathway. Sorrento is also developing RTX, a non-opiate TRPV1 agonist currently in a Phase 1/2 study at the NIH to treat terminal cancer patients suffering from intractable pain. The company has made significant advances in developing human monoclonal antibodies, complemented by a comprehensive and fully integrated antibody drug conjugates (ADC) platform that includes proprietary conjugation chemistries, linkers and toxic payloads. Sorrento’s strategy is to enable a multi-pronged approach to combating cancer with small molecules, mono- and bi-specific therapeutic antibodies, ADCs and CAR-TNK cells. The company also recently signed a definitive agreement with NantWorks to form a global joint venture – “The Immunotherapy Antibody JV” company- to focus on next generation cancer and auto-immune diseases immunotherapies.

Forward-Looking Statements

This press release contains forward-looking statements related to Sorrento Therapeutics, Inc. under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements about the expected achievements of the joint venture with Conkwest; the ability to develop proprietary stable CAR-TNK cell-lines; anticipated timing for moving CAR-TNK cell-lines into the clinic; Sorrento’s Cynviloq registrational trial; Sorrento’s advances made in developing RTX and human monoclonal antibodies using its proprietary G-MAB fully human antibody technology, if any; and other matters that are described in Sorrento’s Annual Report on Form 10-K for the year ended December 31, 2013, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

Conkwest Contact:

Bruce Voss

LHA

bvoss@lhai.com

(310) 691-7100

NantWorks Contact:

Jen Hodson

NantWorks

jhodson@NantWorks.com

(562) 397-3639

Sorrento Contact:

Mr. George Uy

EVP & Chief Commercial Officer

Sorrento Therapeutics, Inc.

guy@sorrentotherapeutics.com

(661) 607-4057

G-MAB, TNK, CAR-TNK, CD19-CAR-TNK, PDL1-CAR-TNK, PSMA-CAR-TNK, and CD123-CAR-TNK are trademarks owned by Sorrento Therapeutics, Inc.

Neukoplast, Neukopanel and NK-92 are trademarks owned by Conkwest, Inc.

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